AMENDMENT TO THE
SERIES PORTFOLIOS TRUST
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT dated as of the 12th day of July, 2016, to the Transfer Agent Servicing Agreement, dated as of September 15, 2015, as amended (the “Agreement”), is entered into by and between SERIES PORTFOLIOS TRUST, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add a fund; and

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement and add the following series of Series Portfolios Trust:

Exhibit F, the Bridge City Capital Small Cap Growth Fund is hereby added and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

SERIES PORTFOLIOS TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ John J. Hedrick	By: /s/ Michael L. Ceccato

Name: John J. Hedrick	Name: Michael L. Ceccato

Title: President	Title: Senior Vice President

Exhibit F to the Series Portfolios Trust Transfer Agent Servicing Agreement

Name of Series
Bridge City Capital Small Cap Growth Fund

Transfer Agent, Shareholder & Account Services Fee Schedule at July, 2016

Annual Service Charges to the Fund*
▪	Base Fee for 1st CUSIP $__ per year
▪	Additional CUSIP Fee $__ per year
▪	NSCC Level 3 Accounts $__ per open account
▪	No-Load Fund Accounts $__ per open account
▪	Load Fund Accounts $__ per open account
▪	Closed Accounts $__ per closed account

Annual Basis Point Fee
__ basis point on the first $__
__ basis points on the next $__
__ basis points on the balance
Services Included in Annual Basis Point Fee
▪	Telephone Calls
▪	Voice Response Calls
▪	Manual Shareholder Transaction & Correspondence
▪	Omnibus Account Transaction
▪	Daily Valuation/Manual 401k Trade
▪	Report Source - Client on-line access to fund and investor data. Includes set up and 2 user Ids.
▪	NSCC System Interface
▪	Short-Term Trader Reporting - Software application used to track and/or assess transaction fees that are determined to be short-term trades.
▪
Excessive Trader - Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.

▪	12b-1 Aging - Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age.
CUSIP Setup
▪	CUSIP Setup beyond the initial CUSIP - $__ per CUSIP
▪	Expedited CUSIP Setup - $__ per CUSIP (Less than 35 days)
Miscellaneous Expenses
Including but not limited to telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, processing of literature fulfillment kits, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor confirms, tax, check printing and writing and commissions), voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings.

Additional Services
Available but not included above are the following services - FAN Web shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, outbound calling & marketing campaigns, training, cost basis reporting, short-term trader reporting, excessive trader, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, physical certificate processing, Real Time Cash Flow, CUSIP setup, CTI reporting, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), Fund Source, EConnect Delivery, Shareholder Call review analysis, marketing and fulfillment solution (eCONNECT), and additional services mutually agreed upon.

* Subject to annual CPI increase - All Urban Consumers - U.S. City Average.
Fees are calculated pro rata and billed monthly.

The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed.

Exhibit F (continued) to the Series Portfolios Trust Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services
 Supplemental Services – E-Commerce Services Fee Schedule at July, 2016

FAN Web
Shareholder internet access to account information and transaction capabilities through a hyperlink at the fund group web site.  Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.
▪	FAN Web Premium (Fund Groups over 50,000 open accounts)
−	Implementation - $__ per fund group – includes up to 25 hours of technical/BSA support
−	Annual Base Fee - $__ per year
▪	FAN Web Select (Fund Groups under 50,000 open accounts)
−	Implementation - $__ per fund group – includes up to 10 hours of technical/BSA support
−	Annual Base Fee - $__ per year
▪	FAN Web Direct (API) – Quoted Separately
▪	Customization - $__ per hour – (subject to change at prevailing rates of vendor)
▪	Activity (Session) Fees:
−	Inquiry - $__ per event
−	Account Maintenance - $__ per event
−	Transaction – Financial transactions, reorder statements, etc. - $__ per event
−	New Account Setup - $__ per event (Not available with FAN Web Select)
▪	Strong Authentication:
−	$__ per month per active FAN Web ID (Any ID that has had activity within the 180-day period prior to the billing cycle)
FAN Web- Responsive Design (includes Mobile Access)
Shareholder account access through the internet.  Shareholders can securely access account information, conduct financial transactions, and perform account maintenance activities. Electronic document delivery is also available as an adjunct service. This version of FAN Web has a completely redesigned, modern user interface which caters to a full range of connected devices, including tablets and smart phones.
▪	FAN Web Premium (Fund Groups over 50,000 open accounts)
▪	Implementation - $__ per fund group – includes up to 90 hours of technical/BSA support
▪	Annual Base Fee - $__ per year
▪	FAN Web Select (Fund Groups under 50,000 open accounts)
−	Implementation – $__ per fund group – includes up to 45 hours of technical/BSA support
−	Annual Base Fee - $__ per year
▪	Customization - $__ per hour - (subject to change at prevailing rates of vendor)
▪	Activity (Session) Fees:
−	Inquiry - $__ per event
−	Account Maintenance - $__ per event
−	Transaction – financial transactions, duplicate statement requests, etc. - $__ per event
−	New Account Set-up - $__ per event (Not available with FAN Web Select)
▪	Strong Authentication:
−	$__ per month per active FAN Web ID (Any ID that has had activity within the 180-day period prior to the billing cycle)
FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker dealers for import into a variety of financial planning software packages.
▪	Base Fee Per Management Company – file generation and delivery - $__ per year
▪	Per Record Charge
−	Rep/Branch/ID - $__
−	Dealer - $__
▪	Price Files - $__ per record or $__ per user per month, whichever is less

Exhibit F (continued) to the Series Portfolios Trust Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services
 Supplemental Services – E-Commerce Services Fee Schedule at July, 2016
Vision
Permits broker dealers, financial planners, and RIAs to use a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.
▪	Inquiry Only
−	Inquiry - $__ per event
−	Per broker ID - $__ per month per ID
▪	Transaction Processing
−	Implementation - $__ per management company
−	Transaction – purchase, redeem, exchange, literature order - $__ per event
−	New Account Setup – $__ per event
−	Monthly Minimum Charge - $__ per month

Fund Source –
Client Access to audited fund information, pricing, performance, literature, processing guidelines.
-	$__ per Month - Unlimited Users

Exhibit F (continued) to the Series Portfolios Trust Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services
 Supplemental Services – E-Commerce Services Fee Schedule (Continued) at July, 2016
eConnect –
Upon consent from shareholder caller, forms and fulfillment pieces can be sent via email through a secured service rather than mailed.
-	$__ per Email
Client Web Data Access
USBFS client on-line access to fund and investor data through USBFS technology applications and data delivery and security software.
▪	BDS – Statement Storage & Retrieval
-	Setup: $__ per user
-	Support: $__ per user per month
▪	ReportSource – Report and Data File Storage & Retrieval
-	Setup: Included in initial fund setup on Transfer Agent system
-	$__ per user per month beyond 2 users included as part of setup
Additional Data Delivery Services
▪	Ad Hoc per PowerSelect File Development
-	Standard ad-hoc select: $__ per file
-	Custom coded data for recurring, scheduled delivery: $__ per hour consultation and programming development
-	Support: $__ per file per month for recurring files/reports scheduled for delivery via Report Source.
-	Recurring files scheduled for delivery via Report Source.
▪	Custom Electronic File Exchange (DDS delivery of standard TIP files)
-	Setup: $__ one-time fee
-	Support: $__ per file per month
Recordkeeping Application Access
▪	Internet VPN – Infrastructure to allow for application accessibility to host systems and file transfers
−	$__ implementation
−	$__ per month
▪	Physical Network – Infrastructure to allow for application accessibility to host systems and file transfers
−	Cost varies depending upon location and bandwidth
▪	TA2000 3270 Emulation (Mainframe Green Screen) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.
−	$__ implementation
−	$__ per ID per month
▪	TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.
−	$__ implementation
−	$__ per ID per month
▪	TA2000 SmartDesk (Web Application to TA2000 Mainframe) – Account inquiry only.
−	$__ implementation
−	$__ per ID per month
▪	Automated Work Distributor (AWD) – Image and workflow application.
−	$__ implementation
−	$__ per ID per month
▪	Same Day Cash Management (SDCM) – Fund level transaction and cash reporting.
−	$__ implementation
−	$__ per ID per month
▪	PowerSelect – SQL database used for ad hoc reporting from the shareholder recordkeeping system.
−	$__ per month
Programming Charges- (subject to change at prevailing rate of vendor)
▪	$__ per hour
▪	Charges incurred for customized services based upon fund family requirements including but not limited to:
-	Fund setup programming (transfer agent system, statements, options, etc.)
-	Conversion programming
-	Customized service development
-	Voice response system setup (menu selections, shareholder system integration, testing, etc.)
-	All other client specific customization and/or development services
Outbound Calling & Marketing Campaigns – Cost based on project requirements

Exhibit F (continued) to the Series Portfolios Trust Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services
 Supplemental Services Fee Schedule at July, 2016

Transfer Agent Training Services
▪	On-site at USBFS - $__ per day
▪	At Client Location - $__ per day plus travel and miscellaneous expenses if required

Cost Basis Reporting – Annual reporting of shareholder cost basis for non-fiduciary direct accounts.
▪	$__ per direct open account per year

Email Services – Services to capture, queue, monitor, service and archive shareholder email correspondence:
▪	$__ setup per fund group
▪	$__ per month administration
▪	$__ per received email correspondence

Dealer Reclaim Services – Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations.  There will be no correspondence charges related to this service.
▪	$__ per fund group per month
Literature Fulfillment Services*
▪	Account Management/Database Administration
−	$__ per month
−	Receiving - $__ per SKU
−	Order Processing - $__ per order
−	Skid Storage - $__ per month per location
−	Disposal - $__ per SKU
−	Electronic Correspondence Order Processing – See your TA Fee Schedule under Correspondence Activity

Shareholder Call Review Analysis
Includes Call Sampling sent securely to client and Reporting of internal representative reviews.
-	$__ per Month
▪	Inbound Teleservicing Only
−	Account Management - $__ per month
−	Call Servicing - $__ per minute
▪	Lead Source Reporting
−	$__ per month
▪	Closed Loop Reporting
−	Account Management - $__ per month
−	Database Installation, Setup - $__ per fund group
▪	Miscellaneous Expenses
−	Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.

CTI Reporting – Integrated custom detailed call reporting
▪	$__ per monthly report

* Subject to annual CPI increase - All Urban Consumers - U.S. City Average.

Exhibit F (continued) to the Series Portfolios Trust Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services
 Supplemental Services Fee Schedule (Continued) at July, 2016

Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
▪	$__ per qualified plan account or Coverdell ESA account (Cap at $__ per SSN)
▪	$__ per transfer to successor trustee
▪	$__ per participant distribution (Excluding SWPs)
▪	$__ per refund of excess contribution
▪	$__ per reconversion/re-characterization

Additional Shareholder Paid Fees
▪	$__ per outgoing wire transfer or overnight delivery
▪	$__ per telephone exchange
▪	$__ per return check or ACH or stop payment
▪	$__ per research request per account (This fee applies to requests for statements older than the prior year)

Physical Certificate Processing – Services to support the setup and processing of physical certificated shares for a fund family:
▪	$__ setup per fund group
▪	$__ per certificate transaction

Real Time Cash Flow
▪	Implementation (one time charge) & Recurring Charges (monthly)
-	5 Users – $__
-	10 Users – $__
-	20 Users – $__
-	30 Users – $__
-	40 Users – $__
-	50 Users – $__
▪	Training
-	WebEx - $__ per user
-	On Site at USBFS - $__ per day
-	At Client Location - $__ per day plus travel and miscellaneous expenses if required
▪	Real Time Data Feeds
-	Implementation (per feed) - $__ per hour (8 hour estimate)
-	Recurring (per feed) - $__ per month

-

Exhibit F (continued) to the Series Portfolios Trust Transfer Agent Servicing Agreement

MARS Lite Setup and Implementation Fee Schedule at May, 2016

System Implementation Cost
▪	$__ – Historical Sales and Compliance and Contact Data from DST TA2000 or up to 2 years of data for MARS Lite

Standard MARS Interface
▪	$__

Omniper SERV Interface Setup Fee
▪	$__

MARS Omniper SERV Module Setup Fee
▪	$__

MARS Training per Day
▪	$__ per day plus travel and miscellaneous expenses if required

Data Conversion- Schwab
▪	$__ – historical sales from Schwab for up to 2 years of sales history.

Data Conversion- Fidelity
▪	$__ – historical sales from Fidelity for up to 2 years of sales history.

Data Conversion- TD Ameritrade
▪	$__ – historical sales from TD Ameritrade for up to 2 years of sales history.

Data Conversion- DataLynx
▪	$__ – historical sales from DataLynx for up to 2 years of sales history.

Custom Data Interface Setup
▪	$__ per interface

MARS Lite Sales and Compliance Modules*
▪	$__ - $__
* MARS Lite includes Schwab, Fidelity and OmniServ Interfaces.  Does not provide user access or CRM functionality.

Exhibit F (continued) to the Series Portfolios Trust Transfer Agent Servicing Agreement

MARS Sales Reporting & Compliance Services
 Supplemental Services Fee Schedule at May, 2016
System Implementation Cost
▪	$__ – MARS Base 22c-2 Compliance Only Module
▪
$__ – MARS Base Sales Reporting Module, MARS Base Core CRM Module, MARS Base 22c-2 Compliance Module (Includes TA2000 data. Additional NSCC transaction charges or other potential intermediary charges are not included.)

Products & Services (Monthly fee)
▪	$__ – MARS Sales Reporting (includes 5 users)
▪	$__ – MARS Compliance Reporting (includes 5 users)
▪	$__ – MARS Sales & Compliance Reporting (includes 5 users & 5 compliance users)

Additional System Setup & Implementation Costs (One-time fee)
▪	$__ – Handheld Server Setup
▪	$__ – RIA Feed Setup
▪	$__ – CFG Fulfillment Setup
▪	$__ – Google Maps Integration Setup
▪	$__ – Coates Analytics Integration Setup
▪	$__ – Standard Interface Setup (cost per interface)
▪	$__ – Custom Data Interface Setup (cost per interface)
▪	$__ – iPad
▪	$__ - OmniServ

Additional Licenses (Monthly fee per user)
▪	$__ – CRM User
▪	$__ – Compliance User
▪	$__ – Sales Reporting User
▪	$__ – Omnibus Reconciliation User
▪	$__ – Handheld User
▪	$__ – iPad (5 users)

Additional Module Services (Monthly per user unless otherwise noted)
▪	$__ – Customer/Account Module (included with Compliance Module)
▪	$__ – Data Quality Module (only one license needed)
▪	$__ – Profile Module (only one license needed)
▪	$__ – Multiple Windows Module (only one license needed)
▪	$__ – Document Management Module (only one license needed)
▪	$__ – Coates Analytics (only one license needed)
▪	$__ – CFG Fulfillment (only one license needed)
▪	$__ – Mapping Integration Module – Google Maps (up to 10 users)
▪	$__ – RIA Monthly Load
▪	$__ – Schwab DSA Automated File Load
▪	$__ – Schwab/Fidelity/TD Ameritrade Monthly Sales/Asset Portal Data Load
▪	$__ – Schwab/Fidelity/TD Ameritrade Daily Compliance Portal Load
▪	$__ – OmniServ

MARS Training
▪	$__ per day plus travel and miscellaneous expenses if required

Software or Report Customization
▪	$__ per hour

Enhanced Support Services (Monthly fee)
▪
$__ - $__ – Basic support components, file import assistance, data scrubbing (cleaning of firm, office, and rep information),database query requests, compliance report monitoring/review/analysis, and business requirements analysis.

Upgrades & Enhancements – Quoted separately

Exhibit F (continued) to the Series Portfolios Trust Transfer Agent Servicing Agreement

Informa Shareholder Electronic Statement Services
 Supplemental Services Fee Schedule at May, 2016

Electronic Confirm Presentation
eCDLY will load shareowner daily confirmations (financial transactions only, does not include maintenance confirmations) and send notification to consented shareowners of a new document to view.
▪	Document Loading, Storage, and Access - $__ per statement
▪	Document Consent Processing, Suppression, and Notification - $__ per suppressed statement
▪	Development & Implementation of Electronic Confirm Statements - $__ initial setup fee
Note: Quarterly minimum fee of $__.

Electronic Investor Statement Presentation
eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.
▪	Document Loading, Storage, and Access - $__ per statement
▪	Document Consent Processing, Suppression, and Notification - $__ per suppressed statement
▪	Development & Implementation of Electronic Investor Statements - $__ initial setup fee

Electronic Tax Presentation
eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.
▪	Document Loading, Storage, and Access - $__ per statement
▪	Document Consent Processing, Suppression, and Notification - $__ per suppressed statement
▪	Development & Implementation of Electronic Tax Statements - $__ initial setup fee

Electronic Compliance Presentation
eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.
▪	Document Loading, Storage, and Access
▪	Document Consent Processing, Suppression, and Notification - $__ per suppressed statement
▪	Development & Implementation of Electronic Compliance Documents - $__ initial setup fee
Note: Annual compliance minimum fee of $__.
FAN Web Transaction Fees
▪	View Consent Enrollment - $__ per transaction
▪	Consent Enrollment - $__ per transaction
▪	View Statements - $__ per view
Vision Electronic Statements
Provides the capability for financial intermediaries to access electronic statements via the Vision application.*
▪	Implementation Fees - $__ per fund group
▪	Load charges - $__ per image
▪	Archive charge (for any image stored beyond 2 years) - $__ per document

*Normal Vision ID and activity charges also apply.

Exhibit F (continued) to the Series Portfolios Trust Transfer Agent Servicing Agreement

Informa Shareholder Electronic Statement Services
 Supplemental Services Fee Schedule (Continued) at July, 2016

Notes:

All pricing based upon contractual three-year term.  Proposal is rough estimate based upon client request.  Rates subject to change once formal business requirements are received and reviewed.  Estimate is valid for 90 days based on the following conditions:
▪
Document Loading, Storage and Access - Statements presented as PDF documents.  Includes data preparation for web-based presentment, document loading, hot storage for two years (2) on primary DASD and WORM-media and unlimited access.  Statements will be loaded for all accounts, regardless of consent.

▪
Document Consent Processing, Suppression & Notification – On-line consent registration, paper suppression, processing, quality control and email notification of document availability to an ISP address. Suppression and Notification volume will be determined by customer consent. Email notification of document availability to an ISP address. Notification volume will be determined by customer consent.

▪
Document Setup & Development Fees-- Includes gathering business requirements and creation of functional specification document with record types II, AS, and AT, utilizing a DST OUTPUT MIMS data feed.  Applies to major classes of documents (e.g. daily confirm, investor, and tax documents) and significantly different documents within a class (e.g. a high net worth statement).  Document set up fees will be determined upon requirements gathering and defining project scope.

▪	Consent options will be reflected on TA2000; Email tracking and reporting on TA2000 Electronic Media reports
Standard Development Fee- Fee assessed for any additional programming outside of the initial implementation scope or any additional post-production enhancements.

Advisor’s Signature below acknowledges approval of the Transfer Agent fee schedules on this Exhibit F.

Bridge City Capital, LLC

By:  /s/ Alex Woodward

Printed Name and Title:  Alex Woodward, President        Date:  July 27, 2016